EXHIBIT 99.1

SMTC Reports Second Quarter Fiscal 2016 Results

 TORONTO, Aug. 08, 2016 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced second quarter 2016 results.

Second Quarter Fiscal 2016 Results Summary:

  Revenue of $43.6 million
  Gross Profit of $3.1 million
  Net loss of $0.6 million
  Adjusted EBITDA of $0.9 million
  Cash flow from operations of $3.1 million
  Debt, net of cash of $10.6 million

Revenue for the second quarter was $43.6 million compared to $57.7 million in the second quarter of the prior year. The decrease in revenue was primarily the result of reduced revenues from one former and one exiting customer and another customer’s product which has reached end of life.  The decreases were partially offset by increases in new customer revenue and net volume increases with existing customers.

Gross profit was $3.1 million or 7.1% for the second quarter compared to $5.4 million or 9.4% for the same period in the prior year.  Adjusted gross profit was $3.1 million or 7.2% for the second quarter compared to $4.6 million or 8.0% for the second quarter of the prior year.  The reduction in gross profit in the second quarter of 2016 was the result of product mix and the impact of covering our fixed costs with lower revenues partially offset by improved manufacturing efficiencies and reduced direct labor cost.

Net loss was $0.6 million for the second quarter of 2016 compared to a net income of $1.0 million for the second quarter in the prior year.  The 2016 second quarter net loss of $0.6 million and the 2015 second quarter net income of $1.0 million included unrealized foreign exchange loss and gain of $0.05 and $0.8 million, respectively on unsettled forward exchange contracts.

Adjusted EBITDA was $0.9 million for the second quarter of 2016 compared to $1.8 million for the same period in the prior year which was mainly the result of reduced revenues.

Chief Executive Officer Sushil Dhiman stated “We experienced lower revenue in the quarter due to product ramp delays with some of our customers in addition to the transfer of one customer to a consignment model.  I am pleased with the sequential revenue growth over the first quarter of 2016 and remain confident that revenue will continue to increase quarter over quarter for the remainder the year.”

Cash flow from operations was $3.1 million in the second quarter compared to $0.2 million in the second quarter of the prior year due to continued improved working capital management.

Debt, net of cash was $10.6 million in the second quarter compared to $17.2 million for the second quarter of the prior year.

Chief Financial Officer Roger Dunfield stated “We continue to strengthen our balance sheet  as we actively improve our cash cycle days resulting in the generation of cash flow from operations during the quarter and the pay down of debt.  We are well positioned to support additional growth for the remainder of the year.”

Non-GAAP information

Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage are non-GAAP measures.  Adjusted EBITDA is computed as net income (loss) from continuing operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock based compensation, interest and income tax expense.  SMTC Corporation has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net earnings (loss) is included in the attachment.  Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts.  Adjusted Gross Profit percentage is computed as Adjusted Gross Profit divided by revenue.  A reconciliation of Adjusted Gross Profit to gross profit is included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies.  SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods.  SMTC believes these non-GAAP financial measures are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business.  Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles (US GAAP) and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage along with other financial performance measures, including revenue, gross profit and net income (loss), as reflected in SMTC’s consolidated financial statements prepared in accordance with US GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC manufacturing facilities span a broad footprint in the United States, China and Mexico, with approximately 1,170 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	July 03, 2016	June 28, 2015	July 03, 2016	June 28, 2015

Revenue	$43,615	$57,741	$85,535	$106,455
Cost of sales	40,526	52,311	77,566	97,397
Gross profit	3,089	5,430	7,969	9,058
Selling, general and administrative expenses	3,360	3,961	6,913	7,626
Loss (gain) on sale of property,plant and equipment	-	3	(5)	3
Restructuring charges	-	-	176	-
Operating earnings (loss)	(271)	1,466	885	1,429
Interest expense	203	304	434	614
Earnings (loss) before income taxes	(474)	1,162	451	815
Income tax expense (recovery)
Current	99	157	103	329
Deferred	31	36	(15)	(59)
	130	193	88	270
Net earnings (loss), also being comprehensive income (loss)	$(604)	$969	$363	$545

Basic earnings(loss) per share	$(0.04)	$0.06	$0.02	$0.03
Diluted earnings (loss) per share	$(0.04)	$0.06	$0.02	$0.03

Weighted average number of shares outstanding
Basic	16,510,180	16,417,276	16,498,032	16,417,276
Diluted	16,510,180	16,417,276	17,546,778	16,417,276

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	July 03, 2016	January 03, 2016
Assets

Current assets:
Cash	$3,850	$6,099
Restricted cash	531	805
Accounts receivable - net	26,499	29,885
Inventories	24,752	25,877
Prepaid expenses and other assets	1,897	1,983
Derivative assets	139	-
Income taxes receivable	329	461
Deferred income taxes - net	367	352
	58,364	65,462
Property, plant and equipment - net	15,634	16,443
Deferred financing costs - net	51	68
	$74,049	$81,973
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$26,687	$31,045
Accrued liabilities	4,444	5,562
Derivative liabilities	1,227	2,087
Income taxes payable	319	502
Revolving credit facility	8,972	10,721
Current portion of long-term debt	1,000	1,000
Current portion of capital lease obligations	660	538
	43,309	51,455
Long-term debt	3,500	4,000
Capital lease obligations	357	222

Shareholders’ equity:
Capital stock	391	391
Additional paid-in capital	264,729	264,505
Deficit	(238,237)	(238,600)
	26,883	26,296
	$74,049	$81,973

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	July 03, 2016	June 28, 2015	July 03, 2016	June 28, 2015
Operations:
Net earnings (loss)	$(604)	$969	$363	$545
Items not involving cash:
Depreciation	1,021	969	2,021	1,995
Unrealized foreign exchange loss (gain) on unsettled forward
exchange contracts	47	(789)	(999)	(471)
Loss (gain) on sale of property, plant and equipment	-	3	(5)	3
Deferred income taxes	31	36	(15)	(59)
Amortization of deferred financing fees	8	7	17	15
Stock-based compensation	128	128	224	218
Change in non-cash operating working capital:
Accounts receivable	252	(5,291)	3,386	(327)
Inventories	668	690	1,125	(2,526)
Prepaid expenses and other assets	63	(55)	86	(7)
Income taxes payable	(14)	(11)	(51)	(27)
Accounts payable	1,371	3,458	(4,303)	2,222
Accrued liabilities	94	40	(1,086)	384
	3,065	154	763	1,965
Financing:
Net (repayment) advances of revolving credit facility	(801)	1,949	(1,749)	710
Repayment of long-term debt	(250)	-	(500)	-
Principal payment of capital lease obligations	(122)	(278)	(252)	(635)
Proceeds from sales leaseback	509	-	509	-
Deferred financing costs	-	(10)	-	(10)
	(664)	1,661	(1,992)	65
Investing:
Change in restricted cash	164	-	274	-
Purchase of property, plant and equipment	(791)	(888)	(1,363)	(1,378)
Proceeds from sale of property, plant and equipment	-	3	69	3
	(627)	(885)	(1,020)	(1,375)
Increase (decrease) in cash	1,774	930	(2,249)	655
Cash, beginning of period	2,076	5,172	6,099	5,447
Cash, end of the period	$3,850	$6,102	$3,850	$6,102

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Six months ended
	July 03, 2016	June 28, 2015	July 03, 2016	June 28, 2015
Net earnings (loss)	$(604)	$969	$363	$545
Add (deduct):
Stock compensation expense	128	128	224	218
Interest	203	304	434	614
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	47	(789)	(999)	(471)
Income tax expense	130	193	88	270
Depreciation	1,021	969	2,021	1,995
Restructuring charges	-	-	176	-
Adjusted EBITDA	925	1,774	2,307	3,171

Supplementary Information:

Reconciliation of Adjusted Gross Profit

	Three months ended		Six months ended
	July 03, 2016	June 28, 2015	July 03, 2016	June 28, 2015

Gross Profit	$3,089	$5,430	$7,969	$9,058
Add (deduct):
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	47	(789)	(999)	(471)
Adjusted Gross Profit	3,136	4,641	6,970	8,587

Investor Relations Information:
Blair McInnis
Corporate Controller
Telephone: (905) 413.1222
Email: blair.mcinnis@smtc.com

Public Relations Information:
Tom Reilly
Director of Marketing
Telephone: (905) 413.1188
Email: publicrelations@smtc.com